Exhibit 99.1

FOR IMMEDIATE RELEASE

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2007

LONG BEACH, CA, April 30, 2007 -- Health Care Property Investors, Inc. (the “Company” or “We”) (NYSE:HCP), today announced results for the quarter ended March 31, 2007. Funds From Operations (“FFO”) applicable to common shares was $102.4 million, or $0.50 per diluted share of common stock, for the quarter ended March 31, 2007, compared to FFO applicable to common shares of $73.0 million, or $0.53 per diluted share of common stock, for the quarter ended March 31, 2006.

FFO applicable to common shares for the quarter ended March 31, 2007 included the impact of merger-related charges of $0.03 per diluted share of common stock and write-offs of costs related to acquisitions not consummated of $0.01 per diluted share of common stock.  No merger-related charges or write-offs of acquisition costs were incurred in the year ago period.  Merger-related charges in the 2007 period include the amortization of fees associated with our CNL Retirement Properties, Inc. (“CRP”) merger financing, severance and retention related compensation, as well as other CRP integration costs. FFO applicable to common shares for the quarter ended March 31, 2006, includes income of $7.3 million, or $0.05 per diluted share of common stock, resulting from a prepayment premium the Company received upon the early repayment of a secured loan receivable. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended March 31, 2007, was $140.0 million, or $0.68 per diluted share of common stock. This compares with net income applicable to common shares of $52.6 million, or $0.38 per diluted share of common stock, for the quarter ended March 31, 2006. The Company’s net income applicable to common shares for the quarter ended March 31, 2007, includes a net gain on sales of real estate of $104.0 million. During the quarter ended March 31, 2007, the Company sold 27 properties for net proceeds of $170.1 million.

INVESTMENT TRANSACTIONS

•                   During the three months ended March 31, 2007, we acquired interests in properties aggregating $449 million with an average yield of 8.2%. Our 2007 investments were made in the following healthcare sectors: (i) 54% medical office buildings (“MOBs”), (ii) 45% hospitals, and (iii) 1% other healthcare facilities, and included the following:

•                  On January 31, 2007, we acquired three long-term acute care hospitals and received proceeds of $36 million in exchange for 11 Skilled Nursing Facilities (“SNFs”) valued at $77 million. We recognized a $47 million gain on the sale of these 11 SNFs.  The three acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual yield of 12% with escalators based on the lessee’s revenue growth.  The acquired properties are included in a new master lease that contains 14 properties leased to the same operator.

•                  On February 9, 2007, we acquired the Medical City Dallas campus, which includes two hospital towers, six medical office buildings, and three parking garages, for approximately $350 million, including non-managing member LLC units (“DownREIT units”) valued at $179 million. The initial yield on this campus is approximately 7.2%.

•                  On February 28, 2007, we acquired three medical office buildings for $25 million from the Cirrus Group, LLC (“Cirrus”). The three medical office buildings include approximately 131,000 rentable square feet and have an initial yield of 8.2%.

•                   During the three months ended March 31, 2007, we sold 27 properties for proceeds of $170 million and recognized gains of approximately $104 million. Our 2007 dispositions were made in the following healthcare sectors: (i) 63% SNFs, (ii) 23% senior housing facilities and (iii) 14% other healthcare facilities. These sales included nine SNFs sold for $52 million with gains of approximately $30 million. During the fourth quarter of 2006, tenants for these nine SNFs exercised rights of first refusal to acquire such facilities.

JOINT VENTURE TRANSACTIONS

•                  On January 5, 2007, we formed a senior housing joint venture with an institutional capital partner.  The joint venture includes 25 properties valued at $1.1 billion and encumbered by a $686 million secured debt facility. Upon formation, we received approximately $280 million in proceeds, including a one-time acquisition fee of $5.4 million.  We retained a 35% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

•                  On April 30, 2007, we formed a medical office building joint venture with an institutional capital partner.  The joint venture includes 55 properties valued at approximately $585 million and encumbered by $344 million of secured debt. Upon formation, we received approximately $196 million in proceeds, which included a one-time acquisition fee of $3 million.  Including the $122 million of recently placed secured debt discussed below, we received $318 million in total proceeds. We retained a 20% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

CAPITAL MARKET TRANSACTIONS

•                  On January 19, 2007, we issued 6.8 million shares of common stock. We received net proceeds of approximately $261 million, which were used to repay borrowings under our term loan facility.

•                  On January 22, 2007, we issued $500 million of 6.00% senior unsecured notes due in 2017. The notes were priced at 99.323% of the principal amount for an effective yield of 6.09%. We received net proceeds of $493 million, which were used to fully repay our term loan facility and reduce borrowings under our revolving credit facility.

•                  On April 27, 2007, in anticipation of our joint venture that closed on April 30, 2007, $122 million of 10-year term mortgage notes were placed with an interest rate of 5.53%. The proceeds from the placement of these notes were used to repay borrowings under our revolving credit facility and for other general corporate purposes.

OTHER EVENTS

•                  On April 25, 2007, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on May 18, 2007, to stockholders of record as of the close of business on May 7, 2007.

FUTURE OPERATIONS

For the full year 2007, we presently expect net income applicable to common shares to range between $1.52 and $1.62 per diluted common share, FFO applicable to common shares to range between $2.10 and $2.20 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.15 and $2.25 per diluted common share.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast for Tuesday, May 1, 2007 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2007. The conference call is accessible by dialing (866) 362-4832 (U.S.) or (617) 597-5364 (International). The participant pass code is 22123053. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. The link can be found on the “Event Calendar” page which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 2:00 p.m. Eastern Time on May 1, 2007 through May 15, 2007 on the Company’s web site. The Company’s supplemental information package for the current period will also be available on the Company’s web site in the “Presentations” section of the “Investor Relations” tab.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of March 31, 2007, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 730 properties and consisted of 331 senior housing facilities, 264 medical office buildings, 39 hospitals, 67 skilled nursing facilities and 29 other healthcare facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

###

Contact:

Health Care Property Investors, Inc., Long Beach, California

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related charges for 2007.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.

HEALTH CARE PROPERTY INVESTORS, INC.

Summary of Information

In thousands, except per share data

(Unaudited)

	Quarter Ended March 31,
	2007	2006
Revenues and other income	$250,448	$120,884

Net income applicable to common shares	$140,005	$52,605

Basic earnings per common share	$0.69	$0.39

Diluted earnings per common share	$0.68	$0.38

Weighted average shares used to calculate diluted earnings per common share	205,909	136,856

Funds from operations applicable to common shares (1)	$102,438	$72,966

Diluted funds from operations applicable to common shares (1)	$105,067	$75,539

Basic funds from operations per common share (1)	$0.50	$0.54

Diluted funds from operations per common share (1)	$0.50	$0.53

Weighted average shares used to calculate diluted funds from operations per common share	211,777	143,090

Impact of merger-related charges	$7,302	$—

Impact of write-offs of acquisition costs	$2,887	$—

Per common share impact of merger-related charges on diluted funds from operations	$0.03	$—
Per common share impact of write-offs of acquisition costs on diluted funds from operations	$0.01	$—

(1)          The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.  A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Quarter Ended March 31,
	2007	2006
Revenues and other income:
Rental and related revenues	$213,000	$106,137
Income from direct financing leases	14,990	—
Investment management fee income	6,328	1,054
Interest and other income	16,130	13,693
	250,448	120,884

Costs and expenses:
Interest	79,590	32,054
Depreciation and amortization	64,033	27,392
Operating	42,401	17,445
General and administrative	20,593	8,490
	206,617	85,381

Operating income	43,831	35,503
Equity income from unconsolidated joint ventures	1,214	3,822
Minority interests’ share of earnings	(5,235)	(3,777)
Income from continuing operations	39,810	35,548

Discontinued operations:
Operating income	1,433	13,749
Gain on sales of real estate, net	104,045	8,591
	105,478	22,340

Net income	145,288	57,888
Preferred stock dividends	(5,283)	(5,283)

Net income applicable to common shares	$140,005	$52,605

Basic earnings per common share:
Continuing operations	$0.17	$0.22
Discontinued operations	0.52	0.17
Net income applicable to common shares	$0.69	$0.39

Diluted earnings per common share:
Continuing operations	$0.17	$0.22
Discontinued operations	0.51	0.16
Net income applicable to common shares	$0.68	$0.38

Weighted average shares used to calculate earnings per common share:
Basic	204,000	136,040

Diluted	205,909	136,856

HEALTH CARE PROPERTY INVESTORS, INC.

Funds From Operations Information

In thousands, except per share data
(Unaudited)

	Quarter Ended March 31,
	2007	2006

Net income applicable to common shares	$140,005	$52,605
Real estate depreciation and amortization:
Continuing operations	64,033	27,392
Discontinued operations	340	3,464
Gain on sales of real estate	(104,045)	(8,591)
Equity income from unconsolidated joint ventures	(1,214)	(3,822)
FFO from unconsolidated joint ventures	4,114	2,233
Minority interests’ share in earnings	5,235	3,777
Minority interests’ share of FFO	(6,030)	(4,092)
Funds from operations applicable to common shares (1)	$102,438	$72,966

Distributions on convertible units	$2,629	$2,573

Diluted funds from operations applicable to common shares (1)	$105,067	$75,539

Basic funds from operations per common share (1)	$0.50	$0.54

Diluted funds from operations per common share (1)	$0.50	$0.53

Weighted average shares used to calculate diluted funds from operations per common share	211,777	143,090

Impact of merger-related charges	$7,302	$—

Impact of write-offs of acquisition costs	$2,887	$—

Per common share impact of merger-related charges on diluted funds from operations	$0.03	$—
Per common share impact of write-offs of acquisition costs on diluted funds from operations	$0.01	$—

(1)          The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$6,992,649	$6,597,047
Developments in process	31,008	44,210
Land	868,486	759,275
Less accumulated depreciation and amortization	628,977	578,269
Net real estate	7,263,166	6,822,263

Net investment in direct financing leases	679,956	678,013
Loans receivable, net	199,303	196,480
Investments in and advances to unconsolidated joint ventures	173,689	25,389
Accounts receivable, net of allowance of $23,515 and $24,205, respectively	33,960	31,026
Cash and cash equivalents	102,923	60,687
Intangible assets, net	430,011	479,612
Real estate held for sale, net	4,830	102,424
Real estate held for contribution	—	1,102,016
Other assets, net	503,248	514,839
Total assets	$9,391,086	$10,012,749

Liabilities and Stockholders’ Equity
Bank line of credit and term loan	$190,000	$1,129,093
Senior unsecured notes	3,232,630	2,748,522
Mortgage debt	1,541,877	1,531,086
Mortgage debt on assets held for contribution	—	685,568
Other debt	108,307	107,746
Intangible liabilities, net	162,211	151,328
Accounts payable and accrued liabilities	166,661	182,810
Deferred revenue	27,281	20,795
Total liabilities	5,428,967	6,556,948
Minority interests:
Joint venture partners	35,515	34,211
Non-managing member unitholders	306,216	127,554
Total minority interests	341,731	161,765

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 205,987,133 and 198,599,054 shares issued and outstanding, respectively	205,987	198,599
Additional paid-in capital	3,378,858	3,108,908
Cumulative net income	2,083,981	1,938,693
Cumulative dividends	(2,352,123)	(2,255,062)
Accumulated other comprehensive income	18,512	17,725

Total stockholders’ equity	3,620,388	3,294,036

Total liabilities and stockholders’ equity	$9,391,086	$10,012,749

HEALTH CARE PROPERTY INVESTORS, INC.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2007):

	2007
	Low	High
Diluted earnings per common share	$1.52	$1.62
Gain on real estate dispositions	(0.57)	(0.57)
Real estate depreciation and amortization	1.08	1.08
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.10	2.20

Merger-related charges (3)	0.05	0.05
Diluted funds from operations per common share before merger-related charges	$2.15	$2.25

(1)          Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future property acquisitions and dispositions, but do not reflect the potential impact of future impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairment charges. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)          The Company believes that Diluted Funds From Operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

(3)          Merger-related charges primarily include amortization of fees associated with the Company’s term loan, severance and retention-related compensation, and CRP integration costs.